SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 25, 1998


                              JP Foodservice, Inc.
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               (Exact Name of Registrant as Specified in Charter)




          Delaware                      0-24954                52-1634568
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(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
  of Incorporation)                                        Identification No.)







               9830 Patuxent Woods Drive
                   Columbia, Maryland                           21046
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       (Address of Principal Executive Offices)              (ZIP Code)









        Registrant's telephone number, including area code (410) 312-7100




          (Former Name or Former Address, if Changed Since Last Report)



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     Item  5.     Other Events

     The Registrant hereby presents 33 days of post-merger financial results following the Registrant's acquisition of Rykoff-Sexton, Inc. (the "Merger"). The acquisition is being accounted for under the pooling of interests method. For the period December 23, 1997 to January 24, 1998, the Registrant reported net sales of $464.9 million and a net loss of $93.8 million. The net loss included the effect of restructuring costs, asset impairment charges, merger transaction costs and certain other costs resulting from the integration of the two businesses (the "Merger Related Costs"). The Merger Related Costs totaled $111.8 million ($85.1 million after taxes). The net loss also included an extraordinary charge of $9.7 million, net of tax benefit, related to refinancing substantially all of the debt of the two companies outstanding prior to the Merger (excluding Rykoff-Sexton, Inc. public notes and capital leases). Earnings per share data have not been provided since such amounts are calculated on a quarterly and annual weighted average basis.
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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              JP Foodservice, Inc.



                              /s/ Lewis Hay III
                              -----------------------------
                              Lewis Hay, III,
                              Executive Vice President and
                              Chief Financial Officer


Date:  February 25, 1998

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